UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014 (September 26, 2014)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77043 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2014, Helix Q5000 Holdings S.à r.l., a Luxembourg private limited liability company (the “Borrower”) and an indirect, wholly-owned subsidiary of Helix Energy Solutions Group, Inc., a Minnesota corporation (the “Company”), and Helix Vessel Finance S.à r.l., a Luxembourg private limited liability company, the parent of the Borrower and an indirect, wholly-owned subsidiary of the Company (“Holdings”), entered into a Credit Agreement (the “Credit Agreement”) with Nordea Bank Finland PLC, London Branch, as administrative agent and collateral agent, together with the other lenders party thereto, pursuant to which the Borrower intends to borrow up to a maximum of US$250 million in a term loan (the “Term Loan”).  The Term Loan will be funded at or near the time of the delivery of the Q5000 vessel, which is currently estimated in early 2015, and will provide financing for the purchase of the Q5000 vessel, and for general corporate and working capital purposes.

The Term Loan will bear interest at a LIBOR rate plus a margin of 2.50%, with an undrawn fee of 0.875%.

The Term Loan matures five years after funding and is subject to scheduled installments of principal reduction based on a seven-year straight line repayment profile, payable quarterly, with a balloon payment at maturity, which installment amounts are subject to adjustment for any prepayments on the Term Loan.  The Borrower may elect to prepay amounts outstanding under the Term Loan without premium or penalty, but may not reborrow any amounts prepaid.  In certain circumstances, the Borrower will be required to prepay the Term Loan.

The Term Loan will be secured by the Q5000 vessel and its earnings as well as by a pledge of the shares of the Borrower.

The Credit Agreement and the other documents entered into in connection with the Credit Agreement include terms and conditions, including covenants, that the Borrower and Holdings consider customary for this type of transaction.  The covenants include restrictions on the Borrower’s and Holdings’ ability to grant liens, incur indebtedness, make investments, merge or consolidate, sell or transfer assets, and pay dividends.  In addition, the Credit Agreement obligates the Borrower and Holdings to meet minimum financial requirements, including liquidity, consolidated debt service coverage and collateral maintenance.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 29, 2014, the Company issued a press release regarding the Credit Agreement.  Attached as Exhibit 99.1 and incorporated by reference herein is the press release.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description

4.1
Credit Agreement dated September 26, 2014, by and among Helix Q5000 Holdings S.à r.l., Helix Vessel Finance S.à r.l. and Nordea Bank Finland PLC, London Branch as administrative agent and collateral agent, together with the other lenders party thereto.

99.1	Press Release of Helix Energy Solutions Group, Inc. dated September 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           September 30, 2014

Helix Energy Solutions Group, Inc.

By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description

4.1
Credit Agreement dated September 26, 2014, by and among Helix Q5000 Holdings S.à r.l., Helix Vessel Finance S.à r.l. and Nordea Bank Finland PLC, London Branch as administrative agent and collateral agent, together with the other lenders party thereto..

99.1	Press Release of Helix Energy Solutions Group, Inc. dated September 29, 2014.